Exhibit 99.1
Amentum Reports Second Quarter Fiscal Year 2025 Results

Revenues of $3.5 billion, 1% growth on a pro forma basis
Net Income of $4 million; Adjusted EBITDA of $268 million
Diluted Earnings Per Share of $0.02; Adjusted Diluted Earnings Per Share of $0.53
Operating Cash Flow of $57 million; Free Cash Flow of $53 million
Backlog of $45 billion; 1.0x YTD Book-to-Bill

CHANTILLY, VA., May 6, 2025 — Amentum Holdings, Inc. (“Amentum” or the “Company”) (NYSE: AMTM), a leading advanced engineering and technology company, today announced results for the second quarter ended March 28, 2025 and updated its outlook for fiscal year 2025, reaffirming the mid-points of prior guidance.

“Amentum delivered solid results this quarter, underscoring the strength of our mission-focused portfolio and the consistency of demand across our markets,” said Amentum Chief Executive Officer John Heller. “Our performance, combined with our recently announced divestiture of Rapid Solutions, highlights the strength of our business as a premier pure-play advanced engineering and technology solutions company and enhances our financial flexibility. We remain focused on delivering differentiated value to our customers and driving long-term growth through disciplined execution.”

Summary Operating Results
	Three Months Ended
(in millions, except per share data)	March 28, 2025	March 29, 2024	% Change
GAAP Measures:
Revenues	$3,491	$2,051	70%
Operating income	$110	$89	24%
Net income (loss)	$4	$(41)	110%
Diluted earnings (loss) per share	$0.02	$(0.46)	104%

Pro Forma and Non-GAAP Measures[1,2]:
Revenues	$3,491	$3,465	1%
Adjusted EBITDA[2]	$268	$260	3%
Adjusted EBITDA Margin[2]	7.7%	7.5%	+ 20 bps
Adjusted Diluted Earnings Per Share (EPS)[2]	$0.53	$0.51	4%
Free Cash Flow[2]	$53	N/A	N/A

1 – March 29, 2024 Revenues and Non-GAAP financial measures are presented on a pro forma basis to include the results of Jacob's Critical Mission Solutions and Cyber & Intelligence (CMS) businesses prepared in accordance with the requirements of Article 11 of Regulation S-X.
2 – Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another measure of Amentum’s results of operations and financial condition, including its ability to comply with financial covenants. See Unaudited Pro Forma Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.

GAAP Results

GAAP revenues increased 70% year-over-year primarily as a result of revenues from the combination with Jacobs' Critical Mission Solutions and Cyber & Intelligence (CMS) businesses. GAAP operating income increased as a result of the contribution from CMS, partially offset by increased intangible amortization expense. GAAP net income and diluted earnings per share improved year-over-year due to the higher operating income and lower interest expense.

Pro Forma and Non-GAAP Results

Pro forma revenues, which include the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X, increased 1% year-over-year driven by growth in Digital Solutions. Pro Forma Adjusted EBITDA increased 3% year-over-year primarily due to the higher revenues and improved operating performance. Pro Forma Adjusted Net Income and Adjusted Diluted Earnings Per Share increased due to higher operating profit partially offset by increases in interest and tax expenses.

Pro Forma and Non-GAAP Segment Results

	Three Months Ended			Six Months Ended
(in millions)	March 28, 2025	March 29, 2024[1]	% Change	March 28, 2025	March 29, 2024[1]	% Change
Revenues
Digital Solutions	$1,340	$1,299	3%	$2,626	$2,578	2%
Global Engineering Solutions	2,151	2,166	(1)%	4,281	4,225	1%
Total Revenues	$3,491	$3,465	1%	$6,907	$6,803	2%

Adjusted EBITDA[2]
Digital Solutions	$107	$100	7%	$207	$199	4%
Global Engineering Solutions	161	160	1%	323	316	2%
Total Adjusted EBITDA	$268	$260	3%	$530	$515	3%

1 – March 29, 2024 Revenues and Non-GAAP financial measures are presented on a pro forma basis.
2 – Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another measure of Amentum’s results of operations and financial condition, including its ability to comply with financial covenants. See Unaudited Pro Forma Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.

Digital Solutions revenues for the second quarter increased 3% year-over-year driven by higher volume from new commercial contract awards, partially offset by the expected ramp-down of other historical programs. Adjusted EBITDA increased 7% year-over-year due to the higher revenues and improved operating performance.

Global Engineering Solutions revenues for the second quarter decreased 1% year-over-year as a result of the expected ramp-down on certain historical programs, partially offset by new contract awards and growth on existing programs. Adjusted EBITDA increased 1% year-over-year as a result of improved operating performance.

Cash Flow Summary

During the three months ended March 28, 2025, Amentum generated $57 million of net cash provided by operating activities and used $31 million and $12 million in investing and financing activities, respectively. Net cash provided by operating activities was driven by strong cash earnings and disciplined working capital management partially offset by the timing of tax and interest payments. Investing activities included $4 million in capital expenditures, which resulted in quarterly free cash flow of $53 million, as well as contributions of $27 million to equity method investments. Financing activities consisted primarily of $9 million in distributions to non-controlling interests. As of March 28, 2025, Amentum had $546 million in cash and cash equivalents and $4.7 billion of debt.

Backlog and Contract Awards

As of March 28, 2025, the Company had total backlog of $44.8 billion, compared with $27.2 billion as of March 29, 2024, an increase of $17.6 billion primarily due to the acquisition of CMS. Funded backlog as of March 28, 2025 was $5.8 billion.

Notable Q2 Fiscal Year 2025 Awards

•Multiple Intelligence Awards - Amentum was awarded over $1 billion in intelligence contracts, delivering a variety of mission-focused solutions including critical infrastructure management, cyber security and intelligence analysis. These awards illustrate the strong demand for Amentum’s expertise and innovative intelligence solutions.

•Sizewell C: New U.K. Nuclear Power Station - Amentum was selected as the program manager and lead design engineer for Sizewell C, delivering critical engineering and technical services, and modernized infrastructure solutions. The station will have two 1.6 gigawatt reactors capable of supplying electricity to six million homes each year.

•Multiple IDIQ Task Order Awards - Amentum was awarded over $500 million on IDIQ task orders, including a program with the Naval Surface Warfare, leveraging our proven track-record in electromagnetic environmental effects, communication and execution systems, and Amentum’s highly-skilled digital engineers.

Announced Divestiture

On April 23, 2025, Amentum announced it has entered into a definitive agreement to sell its hardware and products business, Rapid Solutions, for $360 million in cash. The business accounts for approximately 1% of Amentum’s annual Revenues and Adjusted EBITDA. The transaction is expected to close in the second half of 2025 and generate approximately $325 million in after-tax proceeds.

Fiscal Year 2025 Guidance

Amentum updates its fiscal year 2025 outlook and reaffirms the mid-points of prior guidance as follows:

(in millions, except per share data)	Fiscal Year 2025 Guidance			Prior Guidance
Revenues	$13,850	-	$14,150	$13,800	-	$14,200
Adjusted EBITDA[1]	$1,065	-	$1,095	$1,060	-	$1,100
Adjusted Diluted EPS[1]	$2.00	-	$2.20	$2.00	-	$2.20
Free Cash Flow[1]	$475	-	$525	$475	-	$525

1 – Represents a Non-GAAP financial measure - see the related explanations included elsewhere in this release. Amentum does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.

Webcast Information

Amentum will host a conference call beginning at 8:30 a.m. Eastern time on Wednesday, May 7, 2025 to discuss the results for the second quarter ended March 28, 2025. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the Amentum website at amentum.com. After the call concludes, a replay of the webcast can be accessed on the Investor Relations website.

About Amentum

Amentum is a global leader in advanced engineering and innovative technology solutions, trusted by the United States and its allies to address their most significant and complex challenges in science, security and sustainability. Our people apply undaunted curiosity, relentless ambition and boundless imagination to challenge convention and drive progress. Our commitments are underpinned by the belief that safety, inclusion and well-being are integral to success. Headquartered in Chantilly, Virginia, we have more than 53,000 employees in approximately 80 countries.

Visit us at amentum.com to learn how we advance the future together.

Cautionary Note Regarding Forward Looking Statements

This release contains or incorporates by reference statements that relate to future events and expectations and, as such, could be interpreted to be “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements may be characterized by terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including projections of financial performance; statements of plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to products or services; any statements regarding future economic conditions or performance; any statements of assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others: changes in U.S. or global economic, financial, business and political conditions, including changes to governmental budgetary priorities and tariffs; our ability to comply with the various procurement and other laws and regulations; risks associated with contracts with governmental entities; reviews and audits by the U.S. government and others; changes to our professional reputation and relationship with government agencies; the occurrence of an accident or safety incident; the ability of the Company to control costs, meet performance requirements or contractual schedules, compete effectively or implement its business strategy; the ability of the Company to retain and hire key personnel, and retain and engage key customers and suppliers; the failure to realize the anticipated benefits of the 2024 transaction with Jacobs Solutions Inc.; potential liabilities associated with shareholder litigation or other settlements or investigations; evolving legal, regulatory and tax regimes; and other factors set forth under Item 1A, Risk Factors in the annual report on Form 10-K (the “Annual Report”), and from time to time in documents that we file with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under the section entitled “Risk Factors” in the Annual Report. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Pro Forma and Non-GAAP Measures

This release includes the presentation and discussion of pro forma financial information that incorporates the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X. This release also includes the presentation and discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow, which are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”), each of which are pro forma when reporting for the three and six months ended March 29, 2024. These pro forma and non-GAAP measures should be considered only as supplements to, and should not be considered in isolation or used as substitutes for, financial information prepared in accordance with GAAP. Management of the Company believes these pro forma and non-GAAP measures, when read in conjunction with the Company’s financial statements prepared in accordance with GAAP and, where applicable, the reconciliations herein to the most directly comparable GAAP measures, provide useful information to management, investors and other users of the Company’s financial information in evaluating operating results and understanding operating trends by adjusting for the effects of items we do not consider to be indicative of the Company’s ongoing performance, the inclusion of which can obscure underlying trends. Additionally, management of the Company uses such measures in its evaluation of business performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of financial results from period to period. The computation of pro forma and non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

Definitions of applicable non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided elsewhere in this release.

In addition to the above non-GAAP financial measures, the Company has included backlog, net bookings, and book-to-bill in this release. Backlog is an operational measure representing the estimated amount of future revenues to be recognized under negotiated contracts, and net bookings represent the change in backlog between reporting periods plus reported revenues for the period. Book-to-bill represents net bookings divided by reported revenues for the same period. We believe these metrics are useful for investors because they are an important measure of business development performance and are used by management to conduct and evaluate its business during its regular review of operating results.

Contacts

Investor Relations Contact	Media Contact

Nathan Rutledge	Roela Santos
IR@amentum.com	Roela.Santos@amentum.com

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Revenues	$3,491	$2,051	$6,907	$4,034
Cost of revenues	(3,124)	(1,851)	(6,179)	(3,640)
Selling, general, and administrative expenses	(145)	(72)	(275)	(139)
Amortization of intangibles	(120)	(58)	(240)	(114)
Equity earnings of non-consolidated subsidiaries	8	19	29	34
Operating income	110	89	242	175
Interest expense and other, net	(86)	(111)	(173)	(222)
Income (loss) before income taxes	24	(22)	69	(47)
Provision for income taxes	(22)	(20)	(46)	(34)
Net income (loss) including non-controlling interests	2	(42)	23	(81)
Less: net income (loss) attributable to non-controlling interests	2	1	(7)	(1)
Net income (loss) attributable to common shareholders	$4	$(41)	$16	$(82)

Basic and diluted earnings (loss) per share attributable to common shareholders	$0.02	$(0.46)	$0.07	$(0.91)
Basic and diluted weighted average shares outstanding	243	90	243	90

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	March 28, 2025	September 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$546	$452
Accounts receivable, net	2,509	2,401
Prepaid expenses and other current assets	211	231
Total current assets	3,266	3,084
Property and equipment, net	133	144
Equity method investments	193	123
Goodwill	5,658	5,556
Intangible assets, net	2,353	2,623
Other long-term assets	401	444
Total assets	$12,004	$11,974

LIABILITIES
Current liabilities:
Current portion of long-term debt	$43	$36
Accounts payable	876	764
Accrued compensation and benefits	659	696
Contract liabilities	112	113
Other current liabilities	407	356
Total current liabilities	2,097	1,965
Long-term debt, net of current portion	4,636	4,643
Deferred tax liabilities	332	370
Other long-term liabilities	360	444
Total liabilities	7,425	7,422

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 243,322,468 shares issued and outstanding at March 28, 2025 and 243,302,173 shares issued and outstanding at September 27, 2024.	2	2
Additional paid-in capital	4,907	4,962
Retained deficit	(511)	(527)
Accumulated other comprehensive income	29	23
Total Amentum shareholders' equity	4,427	4,460
Non-controlling interests	152	92
Total shareholders' equity	4,579	4,552
Total liabilities and shareholders' equity	$12,004	$11,974

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended		Six Months Ended
	March 28, 2025	March 29, 2024	March 28, 2025	March 29, 2024
Cash flows from operating activities
Net income (loss) including non-controlling interests	$2	$(42)	$23	$(81)
Adjustments to reconcile net income (loss) including non-controlling interests to net cash provided by (used in) operating activities:
Depreciation	9	5	18	12
Amortization of intangibles	120	58	240	114
Amortization of deferred loan costs and original issue discount	2	6	5	11
Derivative instruments	3	16	6	31
Equity earnings of non-consolidated subsidiaries	(8)	(19)	(29)	(34)
Distributions from equity method investments	14	14	35	31
Deferred income taxes	4	(17)	(11)	(29)
Equity-based compensation	5	1	8	2
Other	—	4	(1)	2
Changes in assets and liabilities, net of effects of business acquisition:
Accounts receivable, net	(100)	15	(127)	(88)
Prepaid expenses and other assets	36	44	71	52
Accounts payable, contract liabilities, and other current liabilities	20	(71)	(11)	(98)
Accrued employee compensation and benefits	(40)	(12)	(46)	(4)
Other long-term liabilities	(10)	3	(14)	1
Net cash provided by (used in) operating activities	57	5	167	(78)
Cash flows from investing activities
Payments for property and equipment	(4)	(3)	(12)	(5)
Contributions to equity method investments	(27)	—	(28)	—
Other	—	—	1	(1)
Net cash used in investing activities	(31)	(3)	(39)	(6)
Cash flows from financing activities
Borrowings on revolving credit facilities	303	362	513	562
Payments on revolving credit facilities	(303)	(362)	(513)	(562)
Repayments of borrowings under the credit agreement	—	(9)	—	(17)
Repayments of borrowings under other agreements	(3)	(3)	(5)	(6)
Distributions to non-controlling interests	(9)	(1)	(22)	(2)
Other	—	(1)	(1)	(3)
Net cash used in financing activities	(12)	(14)	(28)	(28)
Effect of exchange rate changes on cash	10	(2)	(6)	4
Net change in cash and cash equivalents	24	(14)	94	(108)
Cash and cash equivalents, beginning of period	522	211	452	305
Cash and cash equivalents, end of period	$546	$197	$546	$197

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES

The presentation and discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”). These non-GAAP measures should be considered only as supplements to, and should not be considered in isolation or used as a substitute for, financial information prepared in accordance with GAAP. Management believes these non-GAAP measures, when read in conjunction with our consolidated financial statements prepared in accordance with GAAP and the reconciliations herein to the most directly comparable GAAP measures, provide useful information in assessing trends in our ongoing operating performance and may provide greater visibility in understanding the long-term financial performance of the Company. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Adjusted EBITDA is defined as GAAP net income attributable to common shareholders adjusted for interest expense and other, net, provision for income taxes, depreciation and amortization, and excludes the following discrete items:
•Acquisition, transaction, and integration costs – Represents acquisition, transaction and integration costs, including severance, retention, and other adjustments related to acquisition and integration activities.
•Amortization of intangibles – Represents the amortization of intangible assets.
•Non-cash GAAP expense (gain) – Represents a non-cash goodwill impairment charge and a non-cash gain on acquisition of controlling interest.
•Loss on extinguishment of debt – Represents the write-off of debt discount and debt issuance costs as a result of debt modifications.
•Utilization of certain fair market value adjustments assigned in purchase accounting – Represents the periodic utilization of the fair market value adjustments assigned to certain equity method investments and non-controlling interests based on the remaining period of performance for the related contract.
•Share-based compensation – Represents non-cash compensation expenses recognized for share based arrangements.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues.
Adjusted Net Income is defined as GAAP net income attributable to common shareholders excluding the discrete items listed under Adjusted EBITDA and the related tax impacts.
Adjusted Diluted EPS is defined as Adjusted Net Income divided by diluted weighted average number of common shares outstanding.
Free Cash Flow is defined as GAAP cash flow provided by operating activities less purchases of property and equipment.

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable GAAP measures for the three months ended March 28, 2025:

	For the Three Months Ended March 28, 2025
	As reported	Acquisition, transaction and integration costs	Amortization of intangibles	Utilization of fair market value adjustments	Share-based compensation	Non-GAAP results

Revenues	$3,491	$—	$—	$—	$—	$3,491

Operating income	$110	$21	$120	$11	$5	$267
Non-operating expenses, net	(86)	—	—	—	—	(86)
Income before income taxes	24	21	120	11	5	181
Provision for income taxes [1]	(22)	(5)	(13)	(2)	(1)	(43)
Net income including non-controlling interests	2	16	107	9	4	138
Less: net income (loss) attributable to non-controlling interests	2	—	—	(10)	—	(8)
Net income (loss) attributable to common shareholders	$4	$16	$107	$(1)	$4	$130

Basic and diluted income per share attributable to common shareholders	$0.02	$0.07	$0.43	$—	$0.01	$0.53
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$4	$16	$107	$(1)	$4	$130
Net income margin [2]	0.1%					3.7%
Depreciation expense	9	—	—	—	—	9
Amortization of intangibles	120	—	(120)	—	—	—
Interest expense and other, net	86	—	—	—	—	86
Provision for income taxes	22	5	13	2	1	43
EBITDA (non-GAAP)	$241	$21	$—	$1	$5	$268
EBITDA margin	6.9%					7.7%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income (loss) attributable to common shareholders divided by revenues.

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable GAAP measures for the six months ended March 28, 2025:

	For the Six Months Ended March 28, 2025
	As reported	Acquisition, transaction and integration costs	Amortization of intangibles	Utilization of fair market value adjustments	Share-based compensation	Non-GAAP results

Revenues	$6,907	$—	$—	$—	$—	$6,907

Operating income	$242	$30	$240	$11	$8	$531
Non-operating expenses, net	(173)	—	—	—	—	(173)
Income before income taxes	69	30	240	11	8	358
Provision for income taxes [1]	(46)	(7)	(30)	(2)	(1)	(86)
Net income including non-controlling interests	23	23	210	9	7	272
Less: net income attributable to non-controlling interests	(7)	—	—	(12)	—	(19)
Net income (loss) attributable to common shareholders	$16	$23	$210	$(3)	$7	$253

Basic and diluted income (loss) per share attributable to common shareholders	$0.07	$0.09	$0.86	$(0.01)	$0.03	$1.04
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$16	$23	$210	$(3)	$7	$253
Net income margin [2]	0.2%					3.7%
Depreciation expense	18	—	—	—	—	18
Amortization of intangibles	240	—	(240)	—	—	—
Interest expense and other, net	173	—	—	—	—	173
Provision for income taxes	46	7	30	2	1	86
EBITDA (non-GAAP)	$493	$30	$—	$(1)	$8	$530
EBITDA margin	7.1%					7.7%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income (loss) attributable to common shareholders divided by revenues.

AMENTUM HOLDINGS, INC.
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES

The presentation and discussion of Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, Pro Forma Adjusted Net Income, and Pro Forma Adjusted Diluted EPS are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”). These non-GAAP measures should be considered only as supplements to, and should not be considered in isolation or used as a substitute for, financial information prepared in accordance with GAAP. Management believes these non-GAAP measures, when read in conjunction with our consolidated financial statements prepared in accordance with GAAP and the reconciliations herein to the most directly comparable GAAP measures, provide useful information in assessing trends in our ongoing operating performance and may provide greater visibility in understanding the long-term financial performance of the Company. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Pro Forma Adjusted EBITDA is defined as pro forma net income attributable to common shareholders, which incorporates the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X, adjusted for pro forma interest expense and other, net, pro forma provision for income taxes, pro forma depreciation and amortization, and excludes the following discrete pro forma items:
•Acquisition, transaction, and integration costs – Represents acquisition, transaction and integration costs, including severance, retention, and other adjustments related to acquisition and integration activities.
•Amortization of intangibles – Represents the amortization of intangible assets.
•Non-cash GAAP expense (gain) – Represents a non-cash goodwill impairment charge and a non-cash gain on acquisition of controlling interest.
•Loss on extinguishment of debt – Represents the write-off of debt discount and debt issuance costs as a result of debt modifications.
•Utilization of certain fair market value adjustments assigned in purchase accounting – Represents the periodic utilization of the fair market value adjustments assigned to certain equity method investments and non-controlling interests based on the remaining period of performance for the related contract.
•Share-based compensation – Represents non-cash compensation expenses recognized for share based arrangements.
Pro Forma Adjusted EBITDA Margin is defined as Pro Forma Adjusted EBITDA divided by Pro Forma Revenues.
Pro Forma Adjusted Net Income is defined as pro forma net income attributable to common shareholders, which incorporates the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X, excluding the discrete pro forma items listed under Pro Forma Adjusted EBITDA and the related pro forma tax impacts.
Pro Forma Adjusted Diluted EPS is defined as Pro Forma Adjusted Net Income divided by pro forma diluted weighted average number of common shares outstanding.

AMENTUM HOLDINGS, INC.
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the unaudited pro forma combined reconciliation of Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, Pro Forma Adjusted Net Income and Pro Forma Adjusted Diluted EPS to the most directly comparable pro forma measures for the Company, including CMS, for the three months ended March 29, 2024:

	For the Three Months Ended March 29, 2024
	Pro Forma results	Acquisition, transaction and integration costs	Amortization of intangibles	Utilization of fair market value adjustments	Share-based compensation	Pro Forma Non-GAAP results

Revenues	$3,465	$—	$—	$—	$—	$3,465

Operating income	$114	$4	$133	$—	$3	$254
Non-operating expenses, net	(85)	—	—	—	—	(85)
Income before income taxes	29	4	133	—	3	169
Benefit (provision) for income taxes [1]	10	(1)	(49)	—	—	(40)
Net income including non-controlling interests	39	3	84	—	3	129
Less: net income (loss) attributable to non-controlling interests	1	—	—	(5)	—	(4)
Net income (loss) attributable to common shareholders	$40	$3	$84	$(5)	$3	$125

Basic and diluted income (loss) per share attributable to common shareholders	$0.16	$0.01	$0.35	$(0.02)	$0.01	$0.51
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$40	$3	$84	$(5)	$3	$125
Net income margin [2]	1.2%					3.6%
Depreciation expense	10	—	—	—	—	10
Amortization of intangibles	133	—	(133)	—	—	—
Interest expense and other, net	85	—	—	—	—	85
(Benefit) provision for income taxes	(10)	1	49	—	—	40
EBITDA (non-GAAP)	$258	$4	$—	$(5)	$3	$260
EBITDA margin	7.4%					7.5%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income (loss) attributable to common shareholders divided by revenues.

AMENTUM HOLDINGS, INC.
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the unaudited pro forma combined reconciliation of Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, Pro Forma Adjusted Net Income and Pro Forma Adjusted Diluted EPS to the most directly comparable pro forma measures for the Company, including CMS, for the six months ended March 29, 2024:

	For the Six Months Ended March 29, 2024
	Pro Forma results	Acquisition, transaction and integration costs	Amortization of intangibles	Utilization of fair market value adjustments	Share-based compensation	Pro Forma Non-GAAP results

Revenues	$6,803	$—	$—	$—	$—	$6,803

Operating income	$233	$11	$257	$—	$5	$506
Non-operating expenses, net	(167)	—	—	—	—	(167)
Income before income taxes	66	11	257	—	5	339
Benefit (provision) for income taxes [1]	5	(7)	(79)	—	—	(81)
Net income including non-controlling interests	71	4	178	—	5	258
Less: net income (loss) attributable to non-controlling interests	(1)	—	—	(10)	—	(11)
Net income (loss) attributable to common shareholders	$70	$4	$178	$(10)	$5	$247

Basic and diluted income (loss) per share attributable to common shareholders	$0.28	$0.01	$0.74	$(0.04)	$0.02	$1.01
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$70	$4	$178	$(10)	$5	$247
Net income margin [2]	1.0%					3.6%
Depreciation expense	20	—	—	—	—	20
Amortization of intangibles	257	—	(257)	—	—	—
Interest expense and other, net	167	—	—	—	—	167
(Benefit) provision for income taxes	(5)	7	79	—	—	81
EBITDA (non-GAAP)	$509	$11	$—	$(10)	$5	$515
EBITDA margin	7.5%					7.6%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income (loss) attributable to common shareholders divided by revenues.